                                                                  Exhibit 23(j)

INDEPENDENT AUDITORS' CONSENT

We consent to (a) the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement 333-04983 of Polynous Trust on Form N-1A of our report for the Polynous Growth Fund ( a series of Polynous Trust) dated September 3, 1999, incorporated by reference in the Statement of Additional Information which is part of this Registration Statement, and (b) the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is also part of such Registration Statement.


Deloitte & Touche LLP

San Francisco, California
December 29, 1999